EXHIBIT 28(h) 37 UNDER FORM N-1A

EXHIBIT 10 UNDER ITEM 601/REG. S-K

Schedule A

SHAREHOLDER SERVICES AGREEMENT

Effective Date: Class B Shares of: Revised 9/1/17

FEDERATED EQUITY FUNDS
12/1/00	Federated Absolute Return Fund
12/1/08	Federated Clover Value Fund
12/1/00	Federated Kaufmann Fund
12/1/02	Federated Kaufmann Small Cap Fund
10/24/97	Federated MDT Mid-Cap Growth Fund

10/24/97	FEDERATED EQUITY INCOME FUND, INC.

FEDERATED FIXED INCOME SECURITIES, INC.
10/24/97	Federated Strategic Income Fund

6/1/08	FEDERATED GLOBAL ALLOCATION FUND

10/24/97	FEDERATED GOVERNMENT INCOME SECURITIES, INC.

10/24/97	FEDERATED HIGH INCOME BOND FUND, INC.

9/1/02	FEDERATED INCOME SECURITIES TRUST
12/1/02	Federated Capital Income Fund
9/1/02	Federated Fund for U.S. Government Securities
9/1/03	Federated Muni and Stock Advantage Fund

FEDERATED INTERNATIONAL SERIES, INC.
10/24/97	Federated Global Total Return Bond Fund

FEDERATED INVESTMENT SERIES FUNDS, INC.
10/24/97	Federated Bond Fund

FEDERATED MDT SERIES
3/1/07	Federated MDT Large Cap Growth Fund
12/1/07	Federated MDT Small Cap Growth Fund

FEDERATED MUNICIPAL SECURITIES INCOME TRUST
6/1/06	Federated Municipal High Yield Advantage Fund
6/1/02	Federated New York Municipal Income Fund
10/24/97	Federated Pennsylvania Municipal Income Fund

10/24/97	FEDERATED MUNICIPAL BOND FUND, INC.

FEDERATED TOTAL RETURN SERIES, INC.
6/1/01	Federated Total Return Bond Fund

FEDERATED WORLD INVESTMENT SERIES, INC.
10/24/97	Federated Emerging Market Debt Fund
10/24/97	Federated International Small-Mid Company Fund
6/1/98	Federated International Leaders Fund

MONEY MARKET OBLIGATIONS TRUST
6/1/15	Federated Government Reserves Fund